Exhibit 10.1

ELANCO ANIMAL HEALTH INCORPORATED

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

The purpose of the Elanco Animal Health Incorporated Employee Stock Purchase Plan, as it may be amended from time to time (the “Plan”), is to assist employees of Elanco Animal Health Incorporated, an Indiana corporation, and any successor corporation thereto (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Code Section 423, and to help such employees provide for their future security and encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1          “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.2          “Administrator” means the Committee, or such individuals to whom authority to administer the Plan has been delegated under Section 7.1.

2.3          “Board” means the Board of Directors of the Company.

2.4          “Code” means the Internal Revenue Code of 1986, as amended.

2.5          “Committee” means the committee of the Board (or any successor committee) appointed or designated to administer the Plan.

2.6          “Common Stock” means the common stock of the Company, no par value.

2.7          “Company” has the meaning set forth in Article I.

2.8          “Designated Subsidiary” means each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan. As of the Effective Date, Designated Subsidiaries include the U.S. Subsidiaries of the Company that employ Employees. After the Effective Date, Designated Subsidiaries also shall include any new U.S. Subsidiary that is established or acquired and employs Employees.

2.9          “Effective Date” means February 22, 2022, the date the Plan was approved by the Board.

2.10        “Eligible Employee” means an Employee who, after the grant of an Option, would not be deemed for purposes of Code Section 423(b)(3) to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. The rules of Code Section 424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. An Eligible Employee shall not include an Employee whose customary employment is fewer than twenty (20) hours per week, an Employee whose customary employment is as a student or intern or for not more than five months in a calendar year, or an Employee whose wages and benefits are determined by collective bargaining that does not provide for Plan participation.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee who is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Code Section 414(q)), or a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such Employee also is a citizen of the United States or a resident alien (within the meaning of Code Section 7701(b)(1)(A))) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Code Section 423; and/or (z) any Employee who has been employed by the Company or a Designated Subsidiary for less than a period specified by the Administrator (such period not to exceed two years); provided that any exclusion in clause (x), (y) and/or (z) shall be applied in an identical manner for each Offering Period commencing after the date of the Administrator’s action to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.11        “Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Code Section 3401(c) and is treated as an employee in the personnel records of the Company or a Designated Subsidiary. The term “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Code Section 3401(c). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.12        “Enrollment Date” means the first date of each Offering Period.

2.13        “Enrollment Period” means the time period established by the Administrator leading up to an Enrollment Date during which Eligible Employees may elect to participate in an Offering Period.

2.14        “Exercise Date” means the last Trading Day of each Offering Period, except as provided in Section 5.2.

2.15        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)          If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system, or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be:

(A)         if the Common Stock is purchased on the open market, the price paid for such Common Stock; or

(B)          if the Common Stock is not purchased on the open market, the closing sale price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sale price for a share of Common Stock on the date in question, the closing sale price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable for such purposes;

(b)          If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable for such purposes; or

(c)          If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.17          “Grant Date” means the first Trading Day of an Offering Period.

2.18          “New Exercise Date” has such meaning as set forth in Section 5.2(b).

2.19          “Offering Period” means the three (3)-month period as determined by the Board or the Committee; provided, however, that the duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.

2.20          “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.21          “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2.

2.22          “Parent” means any entity that is a parent corporation of the Company within the meaning of Code Section 424 and the Treasury Regulations thereunder.

2.23          “Participant” means any Eligible Employee who elects to participate in the Plan.

2.24          “Payday” means the regular and recurring established day for payment of compensation to an Employee of the Company or any Designated Subsidiary.

2.25          “Plan” has the meaning set forth in Article I.

2.26          “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

2.27          “Section 423 Option” has the meaning set forth in Section 3.1(b).

2.28          “Subsidiary” means any domestic corporation that is a subsidiary of the Company within the meaning of Code Section 424 and the Treasury Regulations thereunder.

2.29          “Trading Day” means a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, a business day, as determined by the Administrator in good faith.

2.30          “Withdrawal Election” has the meaning set forth in Section 6.1(a).

ARTICLE III.

PARTICIPATION

3.1            Eligibility.

(a)          Any Eligible Employee who is employed before the first day of the month containing an Enrollment Period, elects during such Enrollment Period to participate in the Plan for an Offering Period, and is employed by the Company or a Designated Subsidiary on the Enrollment Date for the Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V and the limitations imposed by Code Section 423(b) and the Treasury Regulations thereunder.

(b)          No Eligible Employee shall be granted an Option under the Plan that permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Code Section 423 (any such Option or other option, a “Section 423 Option”), to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Code Section 423(b)(8) and the Treasury Regulations thereunder. No Eligible Employee may purchase in any calendar year shares of Common Stock having an aggregate Fair Market Value in excess of $25,000 (determined at the time the Section 423 Option is granted). Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee prior to an Offering Period, the maximum number of shares of Common Stock that may be purchased by each participating employee during any one Offering Period shall be 2,000 shares of Common Stock.

3.2          Election to Participate; Payroll Deductions

(a)          Except as provided in Section 3.3, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee and satisfies the requirements set forth in Section 3.1(a) may elect to participate in such Offering Period and the Plan by delivering to the Company or its designee a payroll deduction authorization no later than the Enrollment Period deadline determined by the Administrator in its sole discretion.

(b)          Subject to Section 3.1(b), and unless alternative contribution limits are set by the Administrator prior to any Offering Period, payroll deductions for each Offering Period shall not exceed ten percent (10%) of the Participant’s base compensation during the Offering Period. In addition, the Administrator may establish for any calendar year a contribution limit per Participant that is less than the annual dollar limit set forth in Section 3.1(b) hereof. Amounts deducted from a Participant’s base compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c)          Following at least one (1) payroll deduction during an Offering Period, a Participant may cancel the Participant’s payroll deduction for such Offering Period upon at least ten (10) calendar days’ prior written notice to the Administrator or its designee. The change will be reflected in payroll deductions as soon as administratively practicable after the notice is received.

(d)          Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a), or unless such Participant becomes ineligible to participate in the Plan.

3.3          Leave of Absence. Payroll deductions for shares that a Participant has an option to purchase may be suspended during any leave of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), or, if the Participant so elects, periodic payments for such shares may continue to be made in cash. If such Participant returns to active service prior to the last day of the Offering Period, the Participant’s payroll deductions will be resumed and, if the Participant did not make periodic cash payments during the Participant’s period of absence, the Participant shall, by written notice to the Administrator within ten (10) days after the Participant’s return to active service, but not later than the last day of the Offering Period, elect: (a) to make up any deficiency in the Participant’s Plan Account resulting from a suspension of payroll deductions by making an immediate cash payment or through increased payroll deductions; (b) not to make up such deficiency, in which event the number of shares to be purchased by the Participant shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the Participant’s Plan Account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or (c) withdraw the amount in the Participant’s Plan Account and terminate the Participant’s option to purchase. If any Participant fails to deliver the written notice described above within ten (10) days after the Participant’s return to active service or by the last day of the Offering Period, whichever is earlier, the Participant shall be deemed to have elected the approach described in clause (b) of this Section 3.3.

ARTICLE IV.

PURCHASE OF SHARES

4.1          Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations described in Section 3.1(b), the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided, however, that the maximum number of shares of Common Stock that may be purchased by a Participant in an Offering Period shall be determined by dividing such Participant’s Plan Account balance on such Exercise Date by eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3, unless such Option terminates earlier in accordance with Article 6.

4.2          Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the Exercise Date for an Offering Period shall equal eight-five percent (85%) (or such greater percentage as may be determined by the Committee prior to the commencement of any Offering Period) of the Fair Market Value of a share of Common Stock on the applicable Exercise Date.

4.3          Purchase of Shares.

(a)          Subject to the limitation contained in Section 4.1, on the Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock that can be purchased with the amount in the Participant’s Plan Account. No fractional shares shall be issued upon the exercise of rights granted under this Plan. Any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be returned to the Participant in one cash lump sum payment within thirty (30) days after such Exercise Date, without any interest thereon.

(b)          As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by a Participant pursuant to Section 4.3(a) shall be delivered (in either share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4          Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No Option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE V.

PROVISIONS RELATING TO COMMON STOCK

5.1          Common Stock Reserved. Subject to adjustment as provided in Section 5.2, the number of shares of Common Stock that shall be permitted to be purchased under the Plan shall be six hundred twenty-five thousand (625,000) shares of Common Stock. The shares of Common Stock may be treasury shares, shares acquired on the open market, reacquired shares reserved for issuance under the Plan, or authorized but unissued shares.

5.2          Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)          Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1.

(c)          Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

5.3          Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account that has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one cash lump sum payment within thirty (30) days after such Exercise Date, without any interest thereon.

5.4          Rights as Shareholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company and shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1          Cessation of Contributions; Voluntary Withdrawal.

(a)          A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Administrator or its designee in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Administrator or its designee, in which case amounts credited to such Plan Account shall be returned to the Participant in one cash lump sum payment within thirty (30) days after such election is received by the Administrator or its designee, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b)          A Participant’s withdrawal from the Plan shall not affect his or her eligibility to participate in any similar plan that may be adopted hereafter by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

(c)          A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2          Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and amounts credited to the Participant’s Plan Account shall be paid in cash to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII.

GENERAL PROVISIONS

7.1          Administration.

(a)          The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)          It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To establish Offering Periods;

(ii)           To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);

(iii)          To identify Designated Subsidiaries in accordance with Section 7.2; and

(iv)         To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Code Section 423 and the Treasury Regulations thereunder.

(c)          The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency (if applicable), payroll tax, withholding procedures and handling of stock certificates that vary with local requirements. In its absolute discretion, the Board or the Committee may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d)          The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but, unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)          All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2          Designation of Subsidiary Corporations. The Administrator, Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Administrator, Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareholders of the Company.

7.3          Reports. Individual accounts shall be maintained for each Participant. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4          No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5          Amendment and Termination of the Plan.

(a)          The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s shareholders within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees.

(b)          In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Code Section 423, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)           altering the Option Price for any Offering Period, including an Offering Period underway at the time of the change in Option Price;

(ii)          shortening any Offering Period so the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)          allocating shares of Common Stock.

Such modifications or amendments shall not require shareholder approval or the consent of any Participant.

(c)          Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6          Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7          Term; Approval by Shareholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall terminate and be canceled and become null and void without being exercised.

7.8          Effect on Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plan in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other form of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9          Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemption rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemption rule.

7.10        Notice of Disposition of Shares. Each Participant shall give the Administrator or its designee prompt written notice of any disposition or other transfer of any shares of Common Stock acquired pursuant to the exercise of an Option if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11          Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12          Governing Law. The Plan and all rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of Indiana.

7.13          Notices. All notices or other communications by a participant to the Company or the Administrator (or its designee) under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or the Administrator (or its designee) at the location, or by the person, designated for the delivery thereof.

7.14          Conditions to Issuance of Shares.

(a)          Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)          All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Company may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c)          The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)          Notwithstanding any other provision of the Plan, unless otherwise determined by the Company or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15          Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Code Section 423, if any, all Eligible Employees of the Company (or any Designated Subsidiary) shall have equal rights and privileges under the Plan to the extent required under Code Section 423 or the regulations promulgated thereunder so this Plan qualifies as an “employee stock purchase plan” within the meaning of Code Section 423 and the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Code Section 423 and the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Code Section 423 or the Treasury Regulations thereunder.

7.16          Account Transfer Restriction. Unless otherwise determined by the Committee, shares of Common Stock purchased under the Plan shall not be transferable by a Participant from the account established in the Participant’s name under the Plan until the first anniversary of the Exercise Date upon which such shares were purchased by the Participant.